Exhibit 8.1

TAX OPINION OF DAVIS POLK & WARDWELL

May 3, 2005

Re:	Commonwealth Telephone Enterprises, Inc. Registration Statement on Form S-4

Commonwealth Telephone Enterprises, Inc.

100 CTE Drive

Dallas, PA 18612-9774

Ladies and Gentlemen:

We have acted as special tax counsel for Commonwealth Telephone Enterprises, Inc. (the “Company”) in connection with the registration of $300,000,000 of the Company’s 2005 Series A 3 1/4% Convertible Notes Due 2023 (the “New Notes”). We hereby confirm our opinion set forth under the caption “Certain United States Federal Income Tax Considerations” in the preliminary prospectus that is part of the Registration Statement on Form S-4 (the “Registration Statement”, in which this opinion is included as Exhibit 8.1, filed by the Company with the Securities and Exchange Commission.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name therein. The issuance of such a consent does not concede that we are an “Expert” for the purposes of the Securities Act of 1933.

Very truly yours,

/s/ DAVIS POLK & WARDWELL